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                                                                   EXHIBIT 10.21

CAIXA

                   CERTIFICATE OF AMENDMENT AND RATIFICATION TO SERVICE CONTRACT
                                                                 ENTERED BETWEEN
                                                     CAIXA ECONOMICA FEDERAL AND
                                                              GTECH BRASIL LTDA.

By this instrument, CAIXA ECONOMICA FEDERAL, a government-held financial institution and private company legal entity, created and organized under the terms of Decree Law 759 of August 12, 1969, and by Decree no. 66.303, of March 06, 1970, currently governed by the statutes approved by Decree no. 3851, of June 27, 2001, with amendments introduced by Decree No. 3682, of August 8, 2001, Taxpayer I.D. (CNPJ/MF) number 00.360.305/0001-04, with headquarters at the following address: SBS, Quadra 04, Lots 3 and 4, Brasilia, Federal District, herein represented by its National Manager for Supplies, Mr. ROGERIO KEHL, a Brazilian citizen, judicially separated, bearer of Identity Card number 3343.299 issued by the Ministry of the Navy, and Individual Taxpayer I.D. (CPF) number 429.149.571-49, hereinafter referred to as CAIXA, and GTECH BRASIL LTDA., with headquarters at Alameda Araguacema, 78, Barueri, State of Sao Paulo, Corporate Taxpayer I.D. (CNPJ/MF) number 68.926.628/0001-00, herein represented by its President, Mr. JOAQUIM KIYOSHI KAYAKAMA, a Brazilian citizen, married, engineer, bearer of Identity Card (RG) number 8.660.082-SSP/SP and Individual Taxpayer
(CPF) number 013.782.508-00, hereinafter referred to as CONTRACTOR,

the parties have agreed to amend and ratify the Service Agreement dated May 26, 2000 ("Contract"), the Certificate of Amendment and Re-ratification signed on April 18, 2001 ("Term No. 1") and the Certificate of Amendment and Re-ratification signed on September 14, 2001 ("Term No. 2"), according to the following conditions:

1. The amount to process each Type 6 Transaction, which will include consultation performed and the effective payment of the bill, will be sixty-five centavos de real (R$0.65). From this date onwards, the CONTRACTOR will not collect the amounts related to consultations performed ("isolated consultations") or any transactions that do not result in the effective receipt of the bill.

2. The amount to process each Type 3 Transaction, which result in effectively rendering services to client, will be eighteen centavos de real (R$0.18). Denied transactions or those that are not actually completed for any reason will not be due.

3. Type 2 transactions, which include payment of public utility concessionaire bills, payment of collection slips, housing installments, social security (INSS) payments and miscellaneous agreements will remain with the same value,

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         i.e., fifteen centavos de real (R$0.15) per effectively completed transactions, which result in the effective rendering of services to client.

4. From this date onwards, the CONTRACTOR will not charge for any type of transactions that do not result in the effective rendering of services to client, denied by CAIXA or not completed by any reason. It is understood that denied transactions are all those that return a message on the terminal informing about the impossibility of completing the service requested, which include "password not accepted", "invalid card", "lack of available funds" and other. As the transaction has not been completed, it is understood that it was cancelled by the operator or by the system during any processing phase.

5        CONTRACTOR agrees that the amounts received by CAIXA related to transactions of isolated consultation under Type 6 Transactions and also those that were denied and did not result in effective service rendering to client, except those made by CAIXA's account holders, during the period between May 26, 2000 and May 31, 2002, in the amount of R$1,567,914.40, will be discounted, in equal installments, from the invoices to be issued weekly by the CONTRACTOR, from July 08, 2002 billing onwards, in equal and consecutive installments of R$54,066.01, with no charges and/or additional costs for the CONTRACTOR, until January 13, 2003.

6.       Item 4.1 of the Agreement will have the following wording:

"CAIXA will pay CONTRACTOR on a weekly basis, up to the second (2nd) business day after the end of each period of services effectively performed, such period to be defined as being from Tuesday to Monday, by submitting the respective invoice up to 12:00 hours (noon) of Tuesday or subsequent business day, thus permitting payment on the subsequent business day. if the invoice is submitted after 12:00 hours (noon), payment will be made on the second business day [after the invoice is submitted]."

7. Except for the items that this Certificate of Amendment modifies, the other terms and conditions of Term No. 1 and Term No. 2 of the Agreement remain unchanged.

8. The venue of the Federal Justice, Judiciary Section of Brasilia - Federal District, is competent to solve any issues arising from this Certificate of Amendment.

IN WITNESS WHEREOF, CAIXA and CONTRACTOR sign this Certificate of Amendment in four (04) counterparts of equal contents and form, in the presence of two witnesses who also sign below.

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                            Brasilia (DF), July 1st, 2002

                            CAIXA ECONOMICA FEDERAL
                            Name: Rogerio Kehl
                            Title: National Manager for Supplies

                            GTECH BRASIL LTDA.
                            Name: Joaquim Kiyoshi Kavakama
                            Title: President

                            Witnesses:

                            Name: Marcelo Jose Rovai
                            Identity Card (RG) No.: 8.105.011 SSP/SP

Name: Antonio Carlos Barasuol
                            Identity Card (RG) No.: 7016429834-SSP/RS

[Authenticated Copy]